As filed with the Securities and Exchange
Commission on May 13, 2004                        Registration No.
---------------------------------------------------------------------------

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                            ____________________
                                  Form S-8
                           REGISTRATION STATEMENT
                                    under
                         THE SECURITIES ACT OF 1933
                            ____________________

                           Slade's Ferry Bancorp.
           (Exact name of registrant as specified in its charter)

            Massachusetts                            04-3061936
   (State or other jurisdiction of                (I.R.S. Employer
   incorporation or organization)                Identification No.)


                           Slade's Ferry Bancorp.
                          100 Slade's Ferry Avenue
                             Somerset, MA 02726
                               (508) 675-2121
        (Address, including Zip Code, of principal executive offices)
                            ____________________
                            Slade's Ferry Bancorp
                         2004 Equity Incentive Plan
                          (Full title of the Plan)
                            ____________________

                 Mary Lynn D. Lenz, Chief Executive Officer
                           Slade's Ferry Bancorp.
                          100 Slade's Ferry Avenue
                             Somerset, MA  02726
                               (508) 675-2121

                                  Copy to:

                          Richard A. Schaberg, Esq.
                         Thacher Proffitt & Wood LLP
                   1700 Pennsylvania Avenue, NW, Suite 800
                            Washington, DC  20006
                               (202) 347-8400
              (Name and address, including Zip Code, telephone
                 number and area code, of agent for service)

                            ____________________

                       CALCULATION OF REGISTRATION FEE


    Title of Securities          Amount to be          Proposed Maximum         Proposed Maximum Aggregate        Amount of
      to be Registered           Registered(1)     Offering Price Per Share         Offering Price(2)          Registration Fee
    -------------------          -------------     ------------------------     --------------------------     ----------------

Common Stock, $.01 par value        300,000                  (2)                        $5,854,500                 $741.77

<F1>  Based on the number of shares of common stock of Slade's Ferry
      Bancorp. ("Slade's Ferry") reserved for issuance upon the exercise of options and restricted stock awards to be granted under the 2004 Equity Incentive Plan (the "Plan"). There are 300,000 shares of common stock authorized for awards under the 2004 Equity Incentive Plan. In addition to such shares, this registration statement also covers an undetermined number of shares of common stock of Slade's Ferry that, by reason of certain events specified in the Plan, may become issuable upon exercise of options or grant of awards through the application of certain anti-dilution provisions.
<F2>  Estimated solely for purpose of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933, as amended (the "Securities Act"), pursuant to which a total of 300,000 shares that may be acquired upon exercise of options or pursuant to other equity awards granted in the future are deemed to be offered at $19.515 per share, the average of the daily high and low sales prices of common stock of Slade's Ferry on the Nasdaq SmallCap Market at the close of trading on May 10, 2004.

                                   PART I

            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.     Plan Information.

      Not required to be filed with the Securities and Exchange Commission (the "Commission").

Item 2.     Registrant Information and Employee Plan Annual Information.

      Not required to be filed with the Commission.

      Note: The document containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1). Such document need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

                                   PART II

Item 3.     Incorporation of Documents by Reference.

      The following documents and information heretofore filed with the Commission by the Registrant are incorporated by reference in this registration statement:

      (1) the description of Slade's Ferry's common stock contained in Slade's Ferry's Registration Statement on Form 8-A, and any amendments thereto; and

      (2) Slade's Ferry's Annual Report on Form 10-K for the year ended December 31, 2003.

      All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold are incorporated herein by reference, and such documents shall be deemed to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.
Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      Slade's Ferry will provide without charge to each person to whom this Prospectus is delivered, upon request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written requests should be directed to: Donna Sosnowski, Slade's Ferry Bancorp., 100 Slade's Ferry Avenue, Somerset, MA 02726. Telephone requests may be directed to (508) 675-2121.

Item 4.     Description of Securities.

      Not Applicable.

Item 5.     Interests of Named Experts and Counsel.

      Not Applicable.

Item 6.     Indemnification of Directors and Officers.

      Article VI of the Bylaws of Slade's Ferry contains provisions providing for the indemnification of officers and directors against liabilities incurred in connection with civil or criminal proceedings actually brought or threatened against them. The Slade's Ferry Bylaws automatically indemnify only the directors and provide that the Board of Directors may indemnify the officers or any person serving at Slade's Ferry's request as a trustee or administrator of an employee benefit plan of Slade's Ferry. Furthermore, the Slade's Ferry Bylaws contains provisions allowing payment of expenses in advance upon an undertaking repayment by the indemnified party without reference to his ability to repay. The Bylaws provide that no indemnification shall be afforded in situations where it shall have been determined that the person involved was guilty of or liable for willful misconduct or default or gross negligence and also deny indemnification where the person did not act in good faith in the reasonable belief his action was in the best interests of Slade's Ferry. In situations where a claim is compromised or settled, indemnification is automatic, unless there is a determination by a court or other tribunal having jurisdiction that the individual did not act in good faith in the reasonable belief that his action was in the best interests of Slade's Ferry.

      Section 67 of the Massachusetts Business Corporation Law ("MBCL") sets forth certain circumstances under which directors, officers, employees and agents may be indemnified against liability which they may incur in their capacity as such. Section 67 of the MBCL provides as follows:

      "Indemnification of Directors, Officers, Employees, etc."- Indemnification of directors, officers, employees and other agents of a corporation and persons who serve at its request as directors, officers, employees or other agents of another organization or who serve at its request in any capacity with respect to any employee benefit plan, may be provided by it to whatever extent shall be specified in or authorized by (i) the articles of organization or
      (ii) a by law adopted by the stockholders or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. Except as the articles of organization or by laws otherwise require, indemnification of any persons referred to in the preceding sentence who are not directors of the corporation may be provided by it to the extent authorized by the directors. Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under this section which undertaking may be accepted without reference to the financial ability of such person to make repayment. Any such indemnification may be provided although the person to be indemnified is no longer an officer, director, employee or agent of the corporation or of such other organization or no longer serves with respect to any such employee benefit plan.

      No indemnification shall be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation or to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

      The absence of any express provision for indemnification shall not limit any right of indemnification existing independently of this section. A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or other agent of another organization or with respect to any employee benefit plan against any liability incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

Item 7.     Exemption from Registration Claimed.

      Not Applicable.

Item 8.     Exhibits.

      See exhibits list.

Item 9.     Undertakings.

      A. Rule 415 offering. The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to
            the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic report filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      B. Filings incorporating subsequent Exchange Act documents by reference. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C. Incorporated annual and quarterly reports. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

      D. Filing of registration on Form S-8. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant for expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Somerset, Commonwealth of Massachusetts on May 10, 2004.

                                       Slade's Ferry Bancorp
                                       (Registrant)


                                       By: /s/ Mary Lynn D. Lenz
                                           ---------------------------
                                           Mary Lynn D. Lenz
                                           President and Chief Executive
                                            Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          Signature                                Title                          Date
          ---------                                -----                          ----

/s/ Mary Lynn D. Lenz              President, Chief Executive Officer and     May 10, 2004
------------------------------     Director
Mary Lynn D. Lenz

/s/ Deborah A. McLaughlin          Chief Operations Officer and Chief         May 10, 2004
------------------------------     Financial Officer
Deborah A. McLaughlin

/s/ Thomas B. Almy                 Director                                   May 10, 2004
------------------------------
Thomas B. Almy

/s/ Peter G. Collias               Director                                   May 10, 2004
------------------------------
Peter G. Collias

/s/ Anthony F. Cordeiro            Director                                   May 10, 2004
------------------------------
Anthony F. Cordeiro

/s/ Paul C. Downey                 Director                                   May 10, 2004
------------------------------
Paul C. Downey

/s/ Melvyn A. Holland              Director                                   May 10, 2004
------------------------------
Melvyn A. Holland

/s/ William Q. MacLean, Jr.        Director                                   May 10, 2004
------------------------------
William Q. MacLean, Jr.

                                   Director
------------------------------
Francis A. Macomber

/s/ Majed Mouded, MD               Director                                   May 10, 2004
------------------------------
Majed Mouded, MD

/s/ Shaun O'Hearn, Sr.             Director                                   May 10, 2004
------------------------------
Shaun O'Hearn, Sr.

/s/ Lawrence J. Oliveira, DDS      Director                                   May 10, 2004
------------------------------
Lawrence J. Oliveira, DDS

/s/ Peter Paskowski                Director                                   May 10, 2004
------------------------------
Peter Paskowski

/s/ Kenneth R. Rezendes, Sr.       Chairman of the Board                      May 10, 2004
------------------------------
Kenneth R. Rezendes, Sr.





          Signature                                Title                          Date
          ---------                                -----                          ----

/s/ William J. Sullivan            Director                                   May 10, 2004
------------------------------
William J. Sullivan

/s/ Charles Veloza                 Director                                   May 10, 2004
------------------------------
Charles Veloza

/s/ David F. Westgate              Director                                   May 10, 2004
------------------------------
David F. Westgate

                                EXHIBIT INDEX


Exhibit
Number                                Description
-------                               -----------

  4.1       Form of Option Agreement under the Slade's Ferry Bancorp 2004
            Equity Incentive Plan.

  4.2       Form of Restricted Stock Award under the Slade's Ferry Bancorp
            2004 Equity Incentive Plan.

  4.3 Articles of Incorporation for Slade's Ferry Bancorp., as amended, incorporated by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form SB-2 filed with the
            Commission on April 14, 1997, and any amendments thereto.

  4.4 By-Laws of Slade's Ferry Bancorp., as amended, incorporated by reference to Exhibit 3.2 of the Registrant's Annual Report on Form 10-KSB, for the year ended December 31, 1996, and any amendments thereto.

  5 Opinion of Thacher Proffitt & Wood LLP, counsel for Registrant, as to the legality of the securities being registered.

 23.1 Consent of Thacher Proffitt & Wood LLP (included in Exhibit 5 hereof).

 23.2       Consent of Shatswell, MacLeod & Company, P.C.

 99.1       Slade's Ferry Bancorp 2004 Equity Incentive Plan filed on April
            9, 2004 as Appendix C to Registrant's Proxy Statement on
            Schedule 14A, is incorporated herein by reference.